Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 2

THIS SECURITIES PURCHASE AGREEMENT AMENDMENT NO. 2 (this “Amendment”) is made and entered into as of July 2, 2020, by and between Jay Pharma Inc., a Canada corporation (“Company”), and Alpha Capital Anstalt (“Purchaser”), and amends, in accordance with Section 5.5 of, that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 10, 2020, by and between Company and Purchaser, as amended by that certain Second Note Amendment Agreement, dated as of June 11, 2020 (“Amendment No. 1” and, together with the Purchase Agreement, the “Agreement”). Capitalized terms used but not defined herein have their respective meanings set forth in the Agreement.

1. Amendments. In accordance with the terms and conditions of the Agreement, the Agreement shall be amended as follows, effective as of the date hereof:

a. Section 2.2(a)(iv) of the Agreement shall be deleted and replaced in its entirety by the following:

“(iv) a copy of the irrevocable instructions to the transfer agent of Ameri instructing the transfer agent to deliver the number of Shares due to such Purchaser pursuant to the formula set forth in Section 2.5(f) of the Amalgamation Agreement, as amended;”

b. Section 5.1 of the Agreement shall be deleted and replaced in its entirety by the following:

“5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before September 30, 2020; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, provisions, representations, warranties, covenants and conditions contained in the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement, the schedules thereto or any instruments or agreements referred to herein or therein. This Amendment is supplemental to the Agreement and does, and shall be deemed to, form a part of, and shall be construed in connection with and as a part of, the Agreement for any and all purposes.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile or pdf copies of original signatures shall be as effective as originals.

[Signature Pages Follow]

IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first written above.

COMPANY:

JAY PHARMA INC.

By:	/s/ Henoch Cohn
Authorized Signing Officer
Print Name: Henoch Cohn

PURCHASER:

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Authorized Signing Officer
Print Name: Nicola Feuerstein

Signature Page to Securities Purchase Agreement Amendment No. 2